UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

RAMCO-GERSHENSON PROPERTIES TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan		48334
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-350-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

On May 10, 2005, the Audit Committee (the "Committee") of the Board of Trustees of Ramco-Gershenson Properties Trust (the "Company") engaged Grant Thornton LLP ("Grant Thornton") to serve as the Company’s independent registered public accounting firm for 2005. The selection of Grant Thornton was made after the Committee reviewed the responses received to its Request for Proposal and interviewed several public accounting firms.

During the Company’s two most recent fiscal years and the subsequent interim period, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K ("Reg. S-K") promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the related instructions to such item) or a reportable event (as described in Item 304(a)(1)(v) of Reg. S-K)

During 2004 the Company engaged Grant Thornton to assist with documentation and testing of internal controls in preparation for management's assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. In connection with this engagement, the Company discussed various accounting matters with Grant Thornton, but without application to any specified transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

May 10, 2005	By:	Richard J. Smith

Name: Richard J. Smith
Title: Chief Financial Officer